REVIV3 PROCARE COMPANY
a Delaware corporation

SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

1. Subscription. The Subscriber (as identified on the signature page attached hereto) hereby subscribes for such investment in, and agrees to be issued by Reviv3 Procare Company, a Delaware corporation (the "***Company***"), such number of shares of common Stock, $.0001 par value per share, of the Company (the "***Common Stock***") at the purchase price per share set forth on the signature page attached hereto.

2. Payment; Documents.

2.1. Subscriber agrees to tender to the Company the amount described on the signature page hereto for the Securities subscribed for by check or wire transfer made payable to the Company. Such amounts shall be delivered simultaneously with the execution and delivery of this Subscription Agreement to the Company or, in the Company's sole discretion, within a reasonable time thereafter.

2.2. Subscriber acknowledges that the Company may request additional information regarding the Subscriber in connection with the subscription.

3. Acceptance or Rejection of Subscription. Subscriber acknowledges and agrees that this subscription shall not be effective until accepted by the Company, and that the Company reserves the right to reject this Subscription in whole or in part in its sole discretion. Subscriptions may be rejected for failure to conform to the requirements of the offering, insufficient documentation, over-subscription of the offering or for any other reason as the Company may determine, in its sole discretion, to be in the best interests of the Company. In the event of rejection of this subscription, Subscriber's funds, together with any earnings thereon, will promptly be returned to Subscriber without deduction and this Subscription Agreement shall have no further force or effect.

4. Closing of Offering. In the event Subscriber's subscription is accepted by the Company, the Subscriber's funds will be held in a segregated non-interest-bearing account until the Company conducts a closing of the offering, or paid over immediately to the Company if the closing is to occur immediately. At the closing, Securities will be issued to the Subscriber and the Subscriber's funds will be paid over to the Company. If for any reason the closing does not occur, the Company will promptly return all funds to the Subscriber.

5. Subscriber's Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber is a resident of the state indicated on the signature page hereof, is legally competent to execute this Subscription Agreement, and:

(i) if Subscriber is an individual, has his or her principal residence in such state;

(ii) if Subscriber is a corporation, partnership, trust, limited liability company or other form of business organization, has its principal office in such state; or

(iii) if Subscriber is a corporation, partnership, trust, limited liability company or other form of business organization, Subscriber has not been organized for the specific purpose of acquiring the Securities.

(b) If Subscriber is a corporation, partnership, trust, limited liability company, employee benefit plan or other entity, Subscriber is authorized and qualified to acquire the Securities and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

(c) Subscriber has not been offered the Securities by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d) Subscriber is purchasing the Securities solely for Subscriber's own account for investment (and not for the account of any other person), and not with a view to, or for, any resale, distribution, fractionalization or other transfer thereof, and Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution, fractionalization or transfer.

(e) Subscriber has had access during the course of this transaction and prior to the issuance of the Securities to all information necessary to enable Subscriber to evaluate the merits and risks of a prospective investment in the Company, and Subscriber has had the opportunity to ask questions of and receive answers from the officers and directors of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of the offering and all questions raised by Subscriber have been answered to the full satisfaction of Subscriber.

(f) There are substantial restrictions on the transferability of the Securities and, accordingly, Subscriber is aware that he, she or it will need to bear the economic risk of the investment in the Securities for an indefinite period of time and will not be readily able to liquidate the investment in case of an emergency.

(g) Subscriber understands that the Company has limited financial and operating history, the Securities are a speculative investment which involve a high degree of financial risk, and there is no assurance of any economic, income or tax benefit from such investment.

(h) In making this investment, Subscriber is relying solely upon the advice of Subscriber's personal tax advisors, and not the Company nor its advisers and counsel, with respect to the tax aspects of an investment in the Securities.

(i) No representations or warranties have been made to Subscriber by the Company or any officer, employee, agent or affiliate of the Company, and Subscriber's investment decision has been based solely upon Subscriber's independent evaluation and due diligence, if any, of the Company.

(j) Subscriber is experienced in evaluating and investing in early stage companies such as the Company. Subscriber is experienced in business matters and regards himself, herself or itself as a sophisticated investor able to evaluate investment and financial information and to chose independent professional advisors to assist in such evaluation and, either alone or with such advisers, has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and has the capacity to protect Subscriber's own interests in connection with Subscriber's proposed investment in the Securities.

(k) Subscriber's aggregate commitments to investments that are not readily marketable are not disproportionate to Subscriber's net worth and an investment in the Securities will not cause such aggregate commitment to become excessive. Subscriber has adequate means of providing for Subscriber's current needs and possible personal and family contingencies. Subscriber will not be readily able to liquidate the investment in the case of an emergency, and Subscriber has no need for liquidity in this investment in the Company.

(l) Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Securities Act of 1933, as amended. Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of Subscriber's name only when Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state "blue sky" laws

(m) Subscriber understands that the certificates representing the Securities, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are being sold pursuant to a registration statement under the Securities Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form, to the Company that a disposition of the Securities is being made pursuant to an exemption from such registration, or (c) such holder provides the Company with reasonable assurance that a disposition of the Securities may be made pursuant to the Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

6. Company's Representations and Warranties. The Company represents and warrants to the Subscriber, as of the date this Subscription Agreement is accepted by the Company, that:

(a) The authorized share capital of the Company consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, par value $0.0001 per share.

(b) Immediately prior to the issuance of the Securities to the Subscriber, the share capital of the Company, including all outstanding shares plus options, warrants and other rights to acquire shares on a fully-diluted basis, is reflected in the capitalization table attached hereto as Exhibit A. All outstanding shares of the Company have been duly authorized and validly issued in compliance with applicable laws, and are fully paid up and non-assessable.

7. Accredited Investor Status. Subscriber represents and warrants to the Company that such Subscriber is an "accredited investor," as such term is defined for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "***Securities Act***"), by virtue of being one or more of the following entities **(please check all boxes that apply):**

(a) ☒ **a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase, exceeds $1,000,000, exclusive of the value of his or her primary residence;**

(b) ☐ a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

(c) ☐ a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act;

(d) ☐ an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000;

(e) ☐ a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(f) ☐ a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

(g) ☐ an insurance company as defined in Section 2(13) of the Securities Act;

(h) ☐ an investment company registered under the Investment Company Act;

(i) ☐ a business development company as defined in Section 2(a)(48) of the Investment Company Act;

(j) ☐ a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(k) ☐ a plan established and maintained by a state, its political subdivisions;

(l) ☐ any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000;

(m) ☐ an "employee benefit plan" within the meaning of Section 3(3) of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(n) ☐ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act; or

(o) ☐ a corporation, limited liability company or other entity (including a trust under current interpretations of the Securities and Exchange Commission staff), all of whose equity owners are themselves accredited investors by virtue of any of the subparagraph(s) above.

For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (ii) the amount of losses claimed as a Member in a limited liability company (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code. For purposes hereof, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including all home mortgages.

8. Indemnification. Subscriber recognizes that the offer and sale of Securities to Subscriber were and will be based upon the representations, warranties, acknowledgments and agreements of Subscriber contained in this Subscription Agreement and hereby agrees to defend and indemnify the Company (and anyone acting on its behalf) with respect to the sale of the Securities, and to hold each such person or entity harmless from and against all losses, liabilities, costs, or expenses (including reasonable attorneys' fees) arising by reason of or in connection with any misrepresentation or any breach of such warranty by Subscriber, or arising as a result of the sale or distribution of the Securities by the undersigned in violation of the Securities Act, or any applicable state securities laws, or Subscriber's failure to fulfill any of Subscriber's covenants or agreements set forth herein. This Subscription Agreement and the representations, warranties, and agreements contained herein shall be binding upon the heirs, legal representatives, successors and assigns of Subscriber.

9. Fees and Expenses. Subscriber shall pay for all of his, her or its own fees and expenses in connection with this subscription, including without limitation legal fees and fees of Subscriber's advisors and counsel, if any.

10. Revocation. Subscriber acknowledges and agrees that Subscriber shall not and cannot cancel, terminate or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, except as otherwise provided by applicable state law, and that (if -Subscriber is an individual) this Subscription Agreement shall survive the death, disability, or incompetence of Subscriber.

11. Miscellaneous. The terms and conditions contained in this Subscription Agreement and related documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. This Subscription Agreement may be amended only by a writing executed by the Company and Subscriber.

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber confirms and certifies that he, she or it has read this entire Subscription Agreement and understands the provisions hereof, and that the undersigned Subscriber has executed this Subscription Agreement as of the date set forth below:

Dated: 10-2-17

Subscriber agrees to purchase shares of Common Stock, $.0001 par value per share, of Reviv3 Procare Company on the terms and conditions set forth herein in the aggregate amount of:

Total amount of investment: US$3,600 representing shares of Common Stock (US$.40 per share),

which will be held by Subscriber(s) in the following manner, if applicable (check one):

( ) Community Property
( ) Tenants in Common
( ) Other: (*e.g.* individual)
( ) Joint Tenants with Right of Survivorship
( ) Separate Property

Subscriber Signature(s):

Signature

Jeffrey Benjamin Brown

Print name of Subscriber
(as it is to appear on the records of the Company)

Social Security or Tax ID Number (if applicable)

E-mail address

NOTE: In the case of subscription by:

- Joint Tenants with Rights of Survivorship or Tenants in Common, **all tenants** must execute a Subscription Agreement.
- Husband and wife as community property, only one signature is required.
- A trust, the Trustee must sign.
- A partnership, a copy of the Statement of Partnership or the Partnership Agreement should be provided, and execution must be by the number of partners required therein to bind the Partnership.
- A corporation, a resolution of the Board of Directors authorizing the subscription and certified by the Secretary should be included.

SHARE TRANSFER AGREEMENT
INTREPID GLOBAL ADVISORS, INC.

This SHARE TRANSFER AGREEMENT (this "Agreement") is dated as of November 14, 2019, and is made by and between Intrepid Global Advisors, Inc., a Corporation of the State of Delaware (the "Transferor"), and Jeff Brown a resident of the State of California (the "Transferee").

WHEREAS, the parties desire that Transferor transfer to Transferee a total of 50,000 shares of common stock, par value $0.0001 per share (the "Shares"), of Reviv3 Procare Company a Delaware corporation (the "Company"), which are currently owned by Transferor;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. TRANSFER.

1.1 Transfer of the Shares. In reliance upon the representations and warranties of the parties contained herein, and on the terms and subject to the conditions set forth herein, (a) Transferor hereby sells, conveys, assigns, transfers and delivers the Shares to Transferee and (b) Transferee hereby agrees to accept the transfer of the Shares.

1.2 Consideration. The consideration payable to Transferor for the transfer of the Shares to Transferee is set forth on Exhibit A hereto.

1.3 Deliveries. Simultaneously upon execution of this Agreement, the Transferor shall execute and deliver to the Transferee a certificate or certificates representing the Shares together with duly executed stock powers, stock transfer forms or other documents of transfer sufficient to convey the Shares to the Transferee, and such other instruments of conveyance as the Transferee may reasonably request in order to effect the transfer of the Shares to the Transferee, free and clear of all claims, liens, pledges, charges, encumbrances and security interests (collectively, "Encumbrances"). The Transferor agrees to execute, acknowledge and deliver such further instruments of conveyance, sale, transfer and assignment as may be required in order to effectively vest in the Transferee all of the Transferor's right, title and interest in and to the Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.

The Transferor hereby represents and warrants to the Transferee as follows:

2.1 The Transferor (i) is the sole owner of the Shares and holds good and marketable title to the Shares, free and clear of any liens, security interests or other encumbrances, (ii) has not granted any other option or rights to the Shares or any

interest therein and (iii) has not pledged, collaterally assigned or otherwise hypothecated any interest therein. The Transferor's transfer, assignment and sale of the Shares to the Transferee will convey good and valid title to the Shares to Transferee, free and clear of any liens, security interests or other encumbrances.

2.2 The Transferor has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Transferor pursuant to all necessary action on the part of the Transferor.

2.3 This Agreement is legal, valid and binding upon and enforceable against the Transferor in accordance with its terms.

2.4 No litigation, claim, administrative proceeding or other proceeding or governmental investigation is pending or, to the Transferor's knowledge, threatened which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document contemplated hereby by the Transferor or the consummation by the Transferor of the transactions contemplated hereby or thereby.

3. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE.

The Transferee hereby represents and warrants to the Transferor as follows:

3.1 The Transferee has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Transferee pursuant to all necessary corporate or other action on the part of the Transferee.

3.2 This Agreement is legal, valid and binding upon and enforceable against the Transferee in accordance with its terms.

3.3 The Transferee is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as currently in effect.

3.4 The Transferee represents that it is acquiring the Shares solely for investment for the Transferee's own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.5 The Transferee has received all the information it considers necessary or appropriate (to the best of Transferee's knowledge) for deciding whether to acquire the Shares. The Transferee further represents that it has had an opportunity to ask questions and receive answers from the Transferor regarding the business, properties, prospects and financial condition of the Company.

4. MISCELLANEOUS.

4.1 Amendments. This Agreement may be amended only by a written agreement signed by the Transferor and the Transferee.

4.2 Expenses. Each party shall pay its own respective costs and expenses relating to this Agreement and the transactions contemplated hereby.

4.3 Assignment. This Agreement shall not be assigned by either the Transferee or the Transferor or by operation of law or otherwise without the prior written consent of the other party.

4.4 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

4.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.6 Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of any country having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Share Transfer Agreement to be executed as of the day and year first above written.

TRANSFEROR

____
Print Name: Jeff Toghraie
Intrepid Global Advisors, Inc.

TRANSFEREE

____________________________ 11/14/19
Print Name: Jeff Brown
Copy of Valid ID Required

EXHIBIT A

FORM/ARRANGEMENTS FOR PAYMENT

50,000	Common Stock Reviv3 Procare Company	US$10,000

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (this "Agreement") is dated as of January 18, 2021, and is made by and between Intrepid Global Advisors, Inc., a corporation of the State of Delaware (the "Transferor"), and Jeff Brown, a resident of the State of California (the "Transferee").

WHEREAS, the parties desire that Transferor transfer to Transferee a total of 250,000 shares of common stock, par value $0.0001 per share (the "Shares"), of Reviv3 Procare Company, a Delaware corporation (the "Company"), which are currently owned by Transferor;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. TRANSFER.

1.1 Transfer of the Shares. In reliance upon the representations and warranties of the parties contained herein, and on the terms and subject to the conditions set forth herein, (a) Transferor hereby sells, conveys, assigns, transfers and delivers the Shares to Transferee and (b) Transferee hereby agrees to accept the transfer of the Shares.

1.2 Consideration. The consideration payable to Transferor for the transfer of the Shares to Transferee is set forth on Exhibit A hereto.

1.3 Deliveries. Simultaneously upon execution of this Agreement, the Transferor shall execute and deliver to the Transferee a certificate or certificates representing the Shares together with duly executed stock powers, stock transfer forms or other documents of transfer sufficient to convey the Shares to the Transferee, and such other instruments of conveyance as the Transferee may reasonably request in order to effect the transfer of the Shares to the Transferee, free and clear of all claims, liens, pledges, charges, encumbrances and security interests (collectively, "Encumbrances"). The Transferor agrees to execute, acknowledge and deliver such further instruments of conveyance, sale, transfer and assignment as may be required in order to effectively vest in the Transferee all of the Transferor's right, title and interest in and to the Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.

The Transferor hereby represents and warrants to the Transferee as follows:

2.1 The Transferor (i) is the sole owner of the Shares and holds good and marketable title to the Shares, free and clear of any liens, security interests or other

encumbrances, (ii) has not granted any other option or rights to the Shares or any interest therein and (iii) has not pledged, collaterally assigned or otherwise hypothecated any interest therein. The Transferor's transfer, assignment and sale of the Shares to the Transferee will convey good and valid title to the Shares to Transferee, free and clear of any liens, security interests or other encumbrances.

2.2 The Transferor has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Transferor pursuant to all necessary action on the part of the Transferor.

2.3 This Agreement is legal, valid and binding upon and enforceable against the Transferor in accordance with its terms.

2.4 No litigation, claim, administrative proceeding or other proceeding or governmental investigation is pending or, to the Transferor's knowledge, threatened which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document contemplated hereby by the Transferor or the consummation by the Transferor of the transactions contemplated hereby or thereby.

3. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE.

The Transferee hereby represents and warrants to the Transferor as follows:

3.1 The Transferee has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Transferee pursuant to all necessary corporate or other action on the part of the Transferee.

3.2 This Agreement is legal, valid and binding upon and enforceable against the Transferee in accordance with its terms.

3.3 The Transferee is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as currently in effect.

3.4 The Transferee represents that it is acquiring the Shares solely for investment for the Transferee's own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.5 The Transferee has received all the information it considers necessary or appropriate (to the best of Transferee's knowledge) for deciding whether to acquire the Shares. The Transferee further represents that it has had an opportunity to ask questions and receive answers from the Transferor regarding the business, properties, prospects and financial condition of the Company.

4. MISCELLANEOUS.

4.1 Amendments. This Agreement may be amended only by a written agreement signed by the Transferor and the Transferee.

4.2 Expenses. Each party shall pay its own respective costs and expenses relating to this Agreement and the transactions contemplated hereby.

4.3 Assignment. This Agreement shall not be assigned by either the Transferee or the Transferor or by operation of law or otherwise without the prior written consent of the other party.

4.4 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

4.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.6 Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of any country having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Share Transfer Agreement to be executed as of the day and year first above written.

TRANSFEROR	TRANSFEREE
Jeff Toghraie	Mr. Jeff Brown
By (if an entity): Intrepid Global Advisors	By (if an entity):

EXHIBIT A

FORM / ARRANGEMENTS FOR PAYMENT

250,000	Common Stock Reviv3 Procare Company	$10,000